EXHIBIT 10.15

                RESTATED AND AMENDED ADDENDUM TO PROMISSORY NOTE

       THIS RESTATED AND AMENDED ADDENDUM is entered into as of August 15, 2001 by SonomaWest Holdings, Inc., ("Borrower") and payable to WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") and is added to and made part or the Note, as defined below.

       WHEREAS, Borrower executed that certain promissory note and Addendum to and Modification of Promissory Note (the "Original Addendum") dated November 17, 1988, payable to the order of Bank in the principal amount of Two Million One Hundred Thousand Dollars ($2,100,000.00) (the "Vote"); and

       WHEREAS, Borrower and Bank have agreed to certain changes in the terms of the Original Addendum and accordingly wish to amend and restate the Original Addendum pursuant to the terms of this Amended and Restated Addendum;

       Therefore, the Original Addendum is hereby amended and restated to read as follows:

       1. The Credit Agreement dated as of April 20, 1999 executed in connection with the Note and other credit accommodations are hereby cancelled and terminated.

       2. Since the execution of the Note, Borrower has changed its name to "SonomaWest Holdings, Inc." All references in the Note and other Loan Documents to Vacu-Dry Company are hereby deemed references to SonomaWest Holdings, Inc.

       3. The Note is hereby modified by deleting the paragraph under the heading "EVENTS OF DEFAULT" and replacing it with the following:

       "The occurrence of any of the following shall constitute an "Event of Default" under this Note:

                     (a) The failure to pay any principal, interest, fees or other charges when due hereunder or under any contract, instrument or document executed in connection with this Note.

                     (b) The filing of a petition by or against any Borrower, any guarantor of this Note or any general partner or joint venturer in any Borrower which is a partnership or a joint venture (with each such guarantor, general partner and/or joint venturer referred to herein as a "Third Party Obligor") under any provisions of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar or other law relating to bankruptcy, insolvency, reorganization or other relief for debtors; the appointment of a receiver, trustee, custodian or liquidator of or for any part of the assets or property

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              of any Borrower or Third Party Obligor; any Borrower or Third
              Party Obligor becomes insolvent, makes a general assignment for the benefit of creditors or is generally not paying its debts as they become due; or any attachment or like levy on any property of any Borrower or Third Party Obligor.

                     (c) The death or incapacity of any individual Borrower or Third Party Obligor, or the dissolution or liquidation of any Borrower or Third Party Obligor which is a corporation, partnership, joint venture or other type of entity.

                     (d) Any default in the payment or performance of any obligation, or any dined event of default under any provisions of any contract, instrument or document pursuant to which any Borrower or Third Party Obligor has incurred any obligation for borrowed money, any purchase obligation, or any other liability of any kind to any person or entity, including the holder,

                     (e) Any financial Statement provided by any Borrower or Third Party Obligor to Bank proves to be incorrect, false or misleading in any material respect.

                     (f) My sale or transfer of all or a substantial or material part of the assets of any Borrower or Third Party Obligor other than in the ordinary course of its business.

                     (g) Any violation or breach of any provision of, or any defined event of default under, any addendum to this Note or any loan agreement, guaranty, security agreement, deed of trust mortgage or other document executed in connection with or securing this Note."

       4.     The following provisions are hereby deemed incorporated into the
Note:

                     "(a)   So long as Bank remains committed to extend credit
              to Borrower under this Note and until payment in full of all obligations of Borrower hereunder, Borrower shall:

                     (i) provide to Bank all of the following, in form and detail satisfactory to Bank:

                            (x) not later than 120 days after and as of the end of each fiscal year, an audited financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet and income statement;

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                            (y)    not later than 45 days after and as of each
                     June 30th and December 31st, an operating statement and rent roll covering property located at 1365 Gravenstein Highway South, Sebastopol, CA 95472("Real Property");

                            (z) from time to time such other information as Bank may reasonably request.

                     (ii) maintain Borrower's financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

                            (y)    Debt Service Coverage Ratio not less than
                     1.05 to 1.00 (or, subject to the terms of the next paragraph, 1.25 to 1.00), determined as of each fiscal year end, with "Debt Service Coverage Ratio" calculated with respect to the real property which secures the "Note" (the "Real Property") and defined as (A) actual rents received on the Real Property less the operating expenses directly chargeable to the Real Property, not including depreciation, and the proportionate share of joint operating expenses not chargeable to a specific property but chargeable to the rental operations generally, divided by (B) scheduled debt service on the Note during the applicable period;

                            (z) Liquid assets (defined as the aggregate of unrestricted and unencumbered cash and readily marketable securities acceptable to Bank) with an aggregate fair market value not at any time less than Six Hundred Thousand Dollars $600,000.00, provided however, that this covenant shall become inoperative and Bank shall release the cash collateral obtained under Section 5 of this Addendum if and when the Debt Service Coverage Ratio described in the preceding paragraph is first equal to or greater than 1.25 to 1.00, following which time the Debt Service Coverage Ratio shall at all times be equal to or greater than 1.25 to 1.00.

                     (iii) not create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof;

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                     (iv)   not merge into or consolidate with any other entity;
              make any substantial change in the nature of Borrowers business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business;

                     (v) not mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired, except any of the foregoing in favor of Bank or which is existing as of, and disclosed to Bank in writing prior to, the date hereof.

                     (b)    ARBITRATION:

                     (i) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration in accordance with the terms of this Note. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or ton, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Note and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any part who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

                     (ii) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such otter administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States
              Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to

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              any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. SS. 91 or any similar applicable state law.

                     (iii) NO WAIVER; PROVISIONAL REMEDIES; SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

                     (iv) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with Me substantive law of the State of California, (ii) may grant any remedy or relief that a court of the State of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $8,000.000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

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                     (v)    REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE.
              Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lion or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 ET SEQ., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 63a. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                     (vi) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the firing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This Note may be amended or modified only in writing signed by Bank and Borrower. If any provision of this Note shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Note. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

       5. In addition to the Real Property (in which Bank has been granted a lien of first priority), as security for all indebtedness of Borrower to Bank under this Note, Borrower hereby grants to Bank security interest of first priority in Borrower's Well's Fargo Bank Business Premium Market rate Account # 1596905800 in the amount of $90,000.00.

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All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

       THIS ADDENDUM shall cancel and supersede that certain Addendum dated November 17, 1998.

       IN WITNESS WHEREOF, the parties thereto have executed this Addendum as of the day and year first written above.

SONOMAWEST HOLDINGS, INC.


By: /s/ GARY L. HESS
        ------------
    Gary L. Hess
    President

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